UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2011 (May 19, 2011)

Oxford Resource Partners, LP
(Exact name of registrant as specified in its charter)

Delaware	001-34815	77-0695453
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 South High Street, Suite 3450 Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 643-0314

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

     On May 19, 2011, the Registrant issued a press release announcing that President and Chief Executive Officer Charles C. Ungurean and Senior Vice President and Chief Financial Officer Jeffrey M. Gutman will present at the National Association of Publicly Traded Partnerships’ 2011 Master Limited Partnership Investor Conference, in Old Greenwich, Connecticut, on Wednesday, May 25, 2011.  A copy of the presentation is furnished as Exhibit 99.1 hereto and will be available in the investor relations section of the Registrant’s website at www.OxfordResources.com.  A copy of the press release is furnished as Exhibit 99.2 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Presentation at the National Association of Publicly Traded Partnerships’ 2011 Master Limited Partnership Investor Conference, in Old Greenwich, Connecticut, on Wednesday, May 25, 2011.

99.2	Press Release dated May 19, 2011 with respect to the Presentation at the National Association of Publicly Traded Partnerships’ 2011 Master Limited Partnership Investor Conference, in Old Greenwich, Connecticut, on Wednesday, May 25, 2011.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Oxford Resource Partners, LP

	By:	Oxford Resources GP, LLC,
its general partner

Dated: May 25, 2011	By:	/s/ Jeffrey M. Gutman

		Name:	Jeffrey M. Gutman
		Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Presentation at the National Association of Publicly Traded Partnerships’ 2011 Master Limited Partnership Investor Conference, in Old Greenwich, Connecticut, on Wednesday, May 25, 2011.

99.2	Press Release dated May 19, 2011 with respect to the Presentation at the National Association of Publicly Traded Partnerships’ 2011 Master Limited Partnership Investor Conference, in Old Greenwich, Connecticut, on Wednesday, May 25, 2011.